FOR IMMEDIATE RELEASE                             EXHIBIT 99.1

IES Holdings Reports Fiscal 2022 Third Quarter Results

HOUSTON — August 4, 2022 — IES Holdings, Inc. (or “IES” or the “Company”) (NASDAQ: IESC) today announced financial results for the quarter ended June 30, 2022.

Third Quarter 2022 Highlights
•Revenue of $567 million for the third quarter of fiscal 2022, an increase of 40% compared with $406 million for the same quarter of fiscal 2021
•Operating income of $15.6 million for the third quarter of fiscal 2022, a decrease of 30% compared with $22.5 million for the same quarter of fiscal 2021
•Net income attributable to IES of $9.5 million, or $0.33 per diluted share, for the third quarter of fiscal 2022, compared with $19.3 million, or $0.92 per diluted share, for the same quarter of fiscal 2021
•Adjusted net income attributable to IES (a non-GAAP financial measure, as defined below) of $12.1 million, or $0.46 per diluted share, for the third quarter of fiscal 2022, compared with $20.7 million, or $0.99 per diluted share, for the same quarter of fiscal 2021
•Remaining performance obligations, a GAAP measure of future revenue to be recognized from current contracts with customers, of approximately $894 million as of June 30, 2022
•Backlog (a non-GAAP financial measure, as defined below) of approximately $1.2 billion as of June 30, 2022

Overview of Results
“Demand for our services remained strong, with revenue increasing 40% for the third quarter of fiscal 2022 compared with the same quarter of fiscal 2021, and our profitability improved compared with the second quarter of fiscal 2022,” said Jeff Gendell, Chairman and Chief Executive Officer. "However, our operating performance continued to be impacted by a combination of factors, including a volatile commodities market, labor inefficiencies and workforce disruptions related to COVID-19. Furthermore, as previously disclosed, we recorded significant losses in the second quarter of fiscal 2022 on a number of projects in our Commercial & Industrial and Communications segments due to a combination of execution challenges, project rework and operating inefficiencies, and we continued to incur costs in the third quarter of fiscal 2022 as we work to complete and close out these projects.”

Our Communications segment’s revenue was $144.7 million in the third quarter of fiscal 2022, an increase of 25% compared with the third quarter of fiscal 2021, primarily driven by increased demand from data center customers. However, the segment's operating income decreased 57% to $4.3 million compared with the third quarter of fiscal 2021, as we continued to incur expenses to complete certain projects where we incurred substantial losses related to expansion into a new, adjacent service area. As a result of the underperformance in this new service area, we are no longer pursuing this type of work, and as of June 30, 2022, we have approximately $2 million of backlog remaining on projects in this service area. Our overall operating margins for the quarter were also negatively impacted by a shift in our mix of customers, as well as a more competitive bidding environment in the distribution center and warehouse market, which has experienced slowing activity following a period of significant pandemic-related growth.

Our Residential segment’s revenue was $301.8 million in the third quarter of fiscal 2022, an increase of 62% compared with the third quarter of fiscal 2021, reflecting the impact of price increases in connection with higher materials costs, continued strong demand in the housing market, and the incremental contribution of Edmonson Electric which was acquired in May 2021. The Residential segment’s operating income was $15.5 million for the third quarter of fiscal 2022, an increase of 42% compared with the third quarter of fiscal 2021. Although we benefited from the increase in volumes and pricing, operating margins continued to be negatively impacted by higher material and labor costs.

Our Infrastructure Solutions segment’s revenue was $39.8 million in the third quarter of fiscal 2022, an increase of 2% compared with the third quarter of fiscal 2021, as continued strong demand in our generator enclosures business was partly offset by lower revenues in other manufacturing operations. However, the segment recorded an operating loss of $0.4 million compared with operating income of $4.8 million for the third quarter of fiscal 2021 partially as a result of execution difficulties on certain projects, supply chain disruptions and labor availability. In addition, our Tulsa, Oklahoma operation continued to experience operating inefficiencies relating to its relocation to a new, larger facility that expands capacity while allowing for improved workflow and process efficiency. The transition to and setup of the new facility was completed during the third quarter of fiscal 2022. To support robust demand for our products, we are continuing to invest in enhancing our local management team, hiring and training new employees and implementing improved operating processes at this facility.

Our Commercial & Industrial segment’s revenue was $81.0 million in the third quarter of fiscal 2022, an increase of 26% compared with the third quarter of fiscal 2021. However, the segment reported operating income of $0.3 million for the third quarter of fiscal 2022, a decrease of 74% compared with the third quarter of fiscal 2021, as the business continued to incur incremental costs as we work to close out certain projects where we recorded substantial losses during the second quarter of fiscal 2022.

Mr. Gendell continued, “While operating conditions in the third quarter of fiscal 2022 were challenging, and supply chain and labor market constraints may continue to present challenges in the near term, we are optimistic about the long-term outlook for our business. In particular, we have taken steps to address the issues that have impacted the profitability of our Communications and Infrastructure Solutions segments over the last two quarters, and expect improvement in their operating results as we move through the fourth quarter and into fiscal 2023. In our Residential segment, we see continued opportunity for organic growth, particularly in Florida and Texas, our two largest markets. We also continue to evaluate the optimal structure for our Commercial & Industrial segment, as we seek to mitigate risk while improving the financial and operational performance of the Company.”

“We ended the quarter with debt net of cash of $78.8 million, compared to $50.2 million at March 31, 2022,” said Tracy McLauchlin, Chief Financial Officer. “Our strong balance sheet allowed us to take advantage of opportunities to grow our business as we continued to invest in expansion of our manufacturing capacity, as well as increase our working capital to support our growth. In addition, we repurchased $5.6 million of our common stock during the third quarter of fiscal 2022.”

Stock Buyback Plan
In 2015, the Company’s Board of Directors authorized and announced a stock repurchase program for purchasing up to 1.5 million shares of our common stock from time to time, and on May 2, 2019, authorized the repurchase of up to an additional 1.0 million shares. During the quarter ended June 30, 2022, the Company repurchased 185,887 shares at an average price of $29.94 per share. The Company had 624,731 shares remaining under its stock repurchase authorization at June 30, 2022.

Non-GAAP Financial Measures and Other Adjustments
This press release includes adjusted net income attributable to IES, adjusted diluted earnings per share attributable to common stockholders, and backlog, and, in the non-GAAP reconciliation tables included herein, adjusted net income attributable to common stockholders, adjusted EBITDA and adjusted net income before taxes, each of which is a financial measure not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Management believes that these measures provide useful information to our investors by, in the case of adjusted net income attributable to common stockholders, adjusted earnings per share attributable to common stockholders, adjusted EBITDA and adjusted net income before taxes, distinguishing certain nonrecurring events such as litigation settlements or significant expenses associated with leadership changes, or noncash events, such as impairment charges or our valuation allowances release and write-down of our deferred tax assets, or, in the case of backlog, providing a common measurement used in IES's industry, as described further below, and that these measures, when reconciled to the most directly comparable GAAP measures, help our investors to better identify underlying trends in the operations of our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial tables included in this press release.

Remaining performance obligations represent the unrecognized revenue value of our contract commitments. While backlog is not a defined term under GAAP, it is a common measurement used in IES’s industry and IES believes this non-GAAP measure enables it to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. IES’s remaining performance obligations are a component of IES’s backlog calculation, which also includes signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins. IES’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

For further details on the Company’s financial results, please refer to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2022, to be filed with the Securities and Exchange Commission (“SEC”) by August 4, 2022, and any amendments thereto.

About IES Holdings, Inc.
IES designs and installs integrated electrical and technology systems and provides infrastructure products and services to a variety of end markets, including data centers, residential housing, and commercial and industrial facilities. Our more than 6,500 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

Company Contact:
Tracy McLauchlin
Chief Financial Officer
IES Holdings, Inc.
(713) 860-1500

Investor Relations Contact:
Robert Winters or Stephen Poe
Alpha IR Group
312-445-2870
IESC@alpha-ir.com

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the impact of the COVID-19 outbreak or future pandemics on our business, including the potential for job site closures or work stoppages, supply chain disruptions, delays in awarding new projects, construction delays, reduced demand for our services, delays in our ability to collect from our customers, the impact of third party vaccine mandates on employee recruiting and retention, or illness of management or other employees; the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership or a change in the federal tax rate; the potential recognition of valuation allowances or write-downs on deferred tax assets; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy, or the subsequent underperformance of those acquisitions; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction or the housing market, seasonality and differing regional economic conditions; the possibility of inaccurate estimates used when entering into fixed-price contracts and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company’s annual report on Form 10-K for the year ended September 30, 2021 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under "Investor Relations." The Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company's website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

IES HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Revenues	$567.3	$405.9	$1,549.4	$1,052.7
Cost of services	484.5	333.0	1,328.4	856.3
Gross profit	82.8	72.8	221.0	196.4
Selling, general and administrative expenses	67.1	50.3	189.9	140.8
Contingent consideration	0.1	0.1	0.2	0.1
Gain on sale of assets	—	—	(0.1)	—
Operating income	15.6	22.5	31.0	55.5
Interest expense	0.8	0.2	1.7	0.6
Other (income) expense, net	0.2	(0.1)	0.8	(0.2)
Income from operations before income taxes	14.7	22.3	28.4	55.1
Provision for income taxes	3.6	2.6	6.3	9.9
Net income	11.1	19.6	22.1	45.2
Net income attributable to noncontrolling interest	(1.6)	(0.3)	(3.6)	(1.0)
Net income attributable to IES Holdings, Inc.	$9.5	$19.3	$18.5	$44.2

Computation of earnings per share:
Net income attributable to IES Holdings, Inc.	$9.5	$19.3	$18.5	$44.2
Increase (decrease) in noncontrolling interest	2.5	(0.1)	3.5	0.4
Net income attributable to common stockholders of IES Holdings, Inc.	$6.9	$19.4	$15.0	$43.8

Earnings per share attributable to common stockholders:
Basic	$0.33	$0.93	$0.73	$2.11
Diluted	$0.33	$0.92	$0.71	$2.08

Shares used in the computation of earnings per share:
Basic (in thousands)	20,718	20,829	20,731	20,781
Diluted (in thousands)	20,939	21,088	21,276	21,066

IES HOLDINGS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE
TO IES HOLDINGS, INC. AND ADJUSTED EARNINGS PER SHARE
ATTRIBUTABLE TO COMMON STOCKHOLDERS
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Net income attributable to IES Holdings, Inc.	$9.5	$19.3	$18.5	$44.2
Provision for income taxes	3.6	2.6	6.3	9.9
Adjusted net income before taxes	13.1	21.9	24.8	54.1
Current tax expense (1)	(1.0)	(1.2)	(1.7)	(3.0)
Adjusted net income attributable to IES Holdings, Inc.	12.1	20.7	23.1	51.1

Adjustments for computation of earnings per share:
(Increase) decrease in noncontrolling interest	(2.5)	0.1	(3.5)	(0.4)
Adjusted net income attributable to common stockholders	$9.6	$20.8	$19.6	$50.7

Adjusted earnings per share attributable to common stockholders:
Basic	$0.46	$1.00	$0.95	$2.44
Diluted	$0.46	$0.99	$0.92	$2.41

Shares used in the computation of earnings per share:
Basic (in thousands)	20,718	20,829	20,731	20,781
Diluted (in thousands)	20,939	21,088	21,276	21,066

(1) Represents the tax expense related to the current period earnings which will be considered in the computation of tax to be paid in cash for the full year, and not offset by the utilization of net operating loss carryforwards

IES HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS)
(UNAUDITED)

	June 30,	September 30,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$17.1	$23.1
Accounts receivable:
Trade, net of allowance	344.9	286.7
Retainage	58.5	41.3
Inventories	92.8	68.6
Costs and estimated earnings in excess of billings	58.7	43.4
Prepaid expenses and other current assets	17.0	21.1
Total current assets	588.9	484.2
Property and equipment, net	54.5	35.5
Goodwill	92.4	92.4
Intangible assets, net	75.3	85.6
Deferred tax assets	18.3	19.0
Operating right of use assets	43.3	42.9
Other non-current assets	11.7	7.0
Total assets	$884.4	$766.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$295.4	$249.1
Billings in excess of costs and estimated earnings	71.4	62.5
Total current liabilities	366.8	311.6
Long-term debt	95.9	39.7
Operating long-term lease liabilities	28.0	28.6
Other non-current liabilities	14.0	16.1
Total liabilities	504.5	396.1
Noncontrolling interest	26.4	24.6
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	0.2	0.2
Treasury stock, at cost	(35.9)	(29.3)
Additional paid-in capital	201.0	201.9
Retained earnings	188.2	173.1
Total stockholders’ equity	353.5	346.0
Total liabilities and stockholders’ equity	$884.4	$766.6

IES HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Nine Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$22.1	$45.2
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Bad debt expense	2.7	—
Deferred financing cost amortization	0.1	0.1
Depreciation and amortization	18.7	15.9
Gain on sale of assets	(0.1)	—
Non-cash compensation expense	2.9	2.7
Deferred income taxes	1.8	6.8
Changes in operating assets and liabilities:
Accounts receivable	(60.9)	(10.7)
Inventories	(24.2)	(33.8)
Costs and estimated earnings in excess of billings	(15.3)	(2.0)
Prepaid expenses and other current assets	(13.4)	(6.1)
Other non-current assets	(2.0)	(0.3)
Accounts payable and accrued expenses	41.4	4.0
Billings in excess of costs and estimated earnings	8.9	11.5
Other non-current liabilities	(0.7)	1.6
Net cash provided by (used in) operating activities	(17.8)	35.1
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(26.6)	(5.4)
Proceeds from sale of assets	0.2	0.2
Cash paid in conjunction with equity investments	(0.5)	—
Cash paid in conjunction with business combinations	—	(92.7)
Net cash used in investing activities	(26.9)	(97.9)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of debt	1,383.7	947.1
Repayments of debt	(1,327.2)	(915.9)
Cash paid for finance leases	(1.1)	(0.4)
Noncontrolling interest option exercised	—	(1.2)
Distribution to noncontrolling interest	(6.4)	(0.3)
Purchase of treasury stock	(10.5)	(1.5)
Options exercised	0.1	—
Net cash provided by financing activities	38.7	27.7
NET DECREASE IN CASH AND CASH EQUIVALENTS	(6.0)	(35.1)
CASH and CASH EQUIVALENTS, beginning of period	23.1	53.6
CASH and CASH EQUIVALENTS, end of period	$17.1	$18.5

IES HOLDINGS, INC. AND SUBSIDIARIES
OPERATING SEGMENT STATEMENT OF OPERATIONS
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Revenues
Communications	$144.7	$116.2	$402.8	$309.5
Residential	301.8	186.4	803.9	456.3
Infrastructure Solutions	39.8	39.1	123.7	108.2
Commercial & Industrial	81.0	64.1	219.0	178.7
Total revenue	$567.3	$405.9	$1,549.4	$1,052.7

Operating income (loss)
Communications	$4.3	$9.9	$13.5	$29.0
Residential	15.5	11.0	39.0	25.6
Infrastructure Solutions	(0.4)	4.8	2.0	13.4
Commercial & Industrial	0.3	1.0	(11.8)	(0.9)
Corporate	(4.0)	(4.2)	(11.8)	(11.7)
Total operating income	$15.6	$22.5	$31.0	$55.5

IES HOLDINGS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF ADJUSTED EBITDA
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Net income attributable to IES Holdings, Inc.	$9.5	$19.3	$18.5	$44.2
Provision for income taxes	3.6	2.6	6.3	9.9
Interest & other expense, net	1.0	0.2	2.6	0.4
Depreciation and amortization	6.3	6.1	18.7	15.9
EBITDA	$20.4	$28.2	$46.1	$70.4
Non-cash equity compensation expense	1.0	1.0	2.9	2.7
Adjusted EBITDA	$21.4	$29.2	$49.0	$73.1

IES HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTAL REMAINING PERFORMANCE OBLIGATIONS AND NON-GAAP RECONCILIATION OF BACKLOG DATA
(DOLLARS IN MILLIONS)
(UNAUDITED)

	June 30,	March 31,	June 30,
	2022	2022	2021
Remaining performance obligations	$894	$835	$669
Agreements without an enforceable obligation (1)	314	247	$156
Backlog	$1,208	$1,082	$825

(1) Our backlog contains signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins.